News Release


For Immediate Release


Contacts:
K. C. Trowell                                   G. Thomas Frankland
Chairman & Chief Executive Officer              Executive Vice President & Chief
CNB Florida Bancshares, Inc.                    Financial Officer
                                                904/265-0261


    CNB Florida Bancshares Reports 2002 Fourth Quarter and Full Year Results

     Jacksonville, Florida (January 27, 2003) - CNB Florida Bancshares, Inc. (NASDAQ: CNBB) today reported fourth quarter 2002 net income of $1,579,000, or $0.25 per diluted share, compared to $864,000, or $0.14 per diluted share, for the comparable 2001 quarter. For the year ended December 31, 2002, net income increased 83% to $5,384,000, or $0.87 per diluted share, from $2,941,000, or $0.48 per diluted share, for 2001. Total assets increased to $730.7 million at December 31, 2002 compared to $612.0 million at December 31, 2001, an increase of 19%.

     Total outstanding loans and deposits rose 18% and 22% to $605.8 million and $648.6 million, respectively, at December 31, 2002 from $511.6 million and $532.9 million, respectively, at December 31, 2001. The Company's loan to deposit ratio at December 31, 2002 was 93% compared to 96% at the end of 2001. Loan growth and spread management were the primary contributors to the 19% increase in net interest income to $6.7 million for the 2002 quarter compared to $5.7 million for the 2001 quarter. Interest income increased 6% while interest expense decreased 11% for the 2002 fourth quarter over comparable 2001 amounts. The decreased interest expense reflects a decline in funding costs on the Company's interest bearing deposit portfolio. For the year ended December 31, 2002, net interest income was $25.8 million, a 24% increase over 2001. Net interest yield was 4.06% in the fourth quarter 2002 compared to 4.08% in the fourth quarter 2001, and 4.24% for the year ended December 31, 2002 compared to 4.15% for 2001. The Company continues to maintain an asset sensitive position with respect to net interest income. Maintaining this profile will allow the Company to take advantage of the rising rate environment that is anticipated in the second half of 2003.

     Non-interest income increased 2% to $1,848,000 for the 2002 fourth quarter from $1,805,000 for the comparable 2001 quarter. The increase was primarily attributed to a $52,000 increase in service charges from the increased deposit base, a $62,000 increase in securities gains and a $42,000 increase in investment services income. These increases were partially offset by an $119,000 decrease in secondary marketing mortgage sale income. The investment securities sold in the fourth quarter 2002 were short-dated callable agency instruments with premiums resulting from movements in interest rate markets. The securities were sold as a hedge of the decline in net interest yield, which resulted from a lowering of interest rates during the quarter. For the year ended December 31, 2002, non-interest income was $6,304,000, compared to $5,633,000 in 2001, a 12%
increase.

     The provision for loan losses was $750,000 for the 2002 quarter, a 25% increase over the comparable 2001 quarter, reflecting the impact of continued loan growth and a higher level of non-performing loans. The provision for loan losses increased $325,000 to $2,375,000 for the year ended December 31, 2002. Non-performing assets were $8.1 million at December 31, 2002 compared to $2.9 million at December 31, 2001. The increase in non-performing assets was primarily attributable to three separate relationships totaling approximately $5.0 million. Two of the relationships are commercial real estate secured and the third is a commercial loan. The credits are collateralized and the Company is in the process of actively resolving each of them. Any expected losses on these loans have been included in the allowance for loan losses at December 31, 2002. The allowance for loan losses was 1.09% of total loans at December 31, 2002, compared to 1.02% at December 31, 2001.

     Non-interest expense decreased 3% to $5,338,000 in the 2002 fourth quarter compared to $5,518,000 for the 2001 fourth quarter. The decrease is attributable to a decline in general operating expenses as well an increased focus on overhead expense management during 2002. During the fourth quarter the Company consolidated its Marion Street branch into its First Street location and will now use the Marion Street building for administrative offices. For the year ended December 31, 2002, non-interest expense increased 7% over the prior year amount to $21,156,000.

     "The Company enjoyed a strong increase in earnings over the past year as we returned to a combined focus of growth and profitability after a three year investment in both the production and operational capability of the Company," stated K.C. Trowell, Chairman and Chief Executive Officer. "Results were impacted positively by continued strength in loan and deposit growth, margin improvement related to a more stable interest rate environment and expense management efforts," added Trowell. "In the first half of 2003, we expect margin pressure as interest rates remain at historically low levels. With our asset sensitivity, however, margin enhancement is anticipated once rates rise, as is expected later in the year. In addition, senior management is focused on asset quality with a high priority on reducing the Company's exposure to non-performing assets during the first quarter of 2003. Growth plans for 2003 include the addition of a branch in both the Gainesville and Tri County markets and the planning for additional branches in the First Coast market. We expect to continue building on our 2002 achievements and the continuing realization of our growth strategy," continued Trowell.

     CNB Florida Bancshares, Inc. also announced today the declaration of its regular quarterly dividend of $.05 per share of common stock, payable February 7, 2003 to shareholders of record on January 28, 2003.

                                     * * * *

     CNB Florida Bancshares, Inc., a registered bank holding company, is the parent of CNB National Bank, the largest community bank headquartered in Northeast Florida. CNB National Bank commenced operations in 1986 with one Lake City location and today has fourteen offices in eight counties (Alachua, Baker, Bradford, Columbia, Duval, St. Johns, Suwannee and Union).

     The statements contained in this press release, other than historical information, are forward-looking statements, which involve risks, assumptions and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date hereof. The company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                          CNB Florida Bancshares, Inc.
                  Consolidated Statement of Financial Condition
                                   (Unaudited)


                                                               December 31,          December 31,
                                                                   2002                 2001
                                                                ---------             ---------
                                                                        (in thousands)
ASSETS
  Cash and due from banks                                       $  15,986             $  17,993
  Interest bearing deposits                                        12,215                   584
  Federal funds sold                                                5,400                 2,100
  Securities available for sale                                    49,682                33,003
  Securities held to maturity                                                             4,060

  Loans                                                           605,785               511,647
  Less:  Allowance for loan losses                                 (6,574)               (5,205)
                                                                ---------             ---------
  Net loans                                                       599,211               506,442
  Loans held for sale                                              10,893                 9,908
  Premises and equipment, net                                      25,086                26,167
  Intangible assets                                                 6,056                 6,802
  Other assets                                                      6,145                 4,962
                                                                ---------             ---------

     Total assets                                               $ 730,674             $ 612,021
                                                                =========             =========

LIABILITIES
  Non-interest bearing deposits                                 $  80,065             $  72,859
  Savings, time and demand deposits                               408,955               344,481
  Time deposits, $100,000 and over                                159,616               115,551
                                                                ---------             ---------
     Total deposits                                               648,636               532,891

  Securities sold under repurchase agreements
    and federal funds purchased                                    14,446                18,148
  Other borrowings                                                 11,000                10,000
  Other liabilities                                                 5,671                 4,313
                                                                ---------             ---------
     Total liabilities                                            679,753               565,352

SHAREHOLDERS' EQUITY
  Common stock, $.01 par value
     10,000,000 shares authorized; 6,125,500 and
      6,106,453 shares issued and outstanding                          61                    61
  Additional paid-in capital                                       30,840                30,533
  Retained earnings                                                19,912                15,749
  Accumulated other comprehensive income                              108                   326
                                                                ---------             ---------
     Total shareholders' equity                                    50,921                46,669
                                                                ---------             ---------

     Total liabilities and shareholders' equity                 $ 730,674             $ 612,021
                                                                =========             =========

                          CNB Florida Bancshares, Inc.
                        Consolidated Statement of Income
                                   (Unaudited)

                                                                    Year ended December 31,
                                                                   2002                 2001
                                                                ----------            ---------
                                                                         (in thousands)
INTEREST INCOME
  Interest and fees on loans                                    $   39,275            $   38,055
  Interest on investment securities                                  1,990                 2,248
  Interest on federal funds sold and
    interest bearing deposits                                          133                   114
                                                                ----------            ----------

     Total interest income                                          41,398                40,417
                                                                ----------            ----------

INTEREST EXPENSE
  Interest on deposits                                              14,800                17,751
  Interest on repurchase agreements and federal
    funds purchased                                                    191                   552
  Interest on other borrowings                                         655                 1,326
                                                                ----------            ----------

     Total interest expense                                         15,646                19,629
                                                                ----------            ----------

NET INTEREST INCOME                                                 25,752                20,788

  Provision for loan losses                                          2,375                 2,050
                                                                ----------            ----------
NET INTEREST INCOME AFTER LOAN
  LOSS PROVISION                                                    23,377                18,738

NON-INTEREST INCOME                                                  6,304                 5,633
                                                                ----------            ----------

NON-INTEREST EXPENSE
  Salaries and employee benefits                                    11,095                10,252
  Occupancy and equipment expense                                    3,427                 3,113
  Other operating expense                                            6,634                 6,471
                                                                ----------            ----------

     Total non-interest expense                                     21,156                19,836
                                                                ----------            ----------

Income before income tax                                             8,525                 4,535

Provision for income tax                                             3,141                 1,594
                                                                ----------            ----------

NET INCOME                                                      $    5,384            $    2,941
                                                                ==========            ==========

EARNINGS PER SHARE:
     Basic                                                      $     0.88            $     0.48
                                                                ==========            ==========

     Diluted                                                    $     0.87            $     0.48
                                                                ==========            ==========

WEIGHTED AVERAGE SHARES
  OUTSTANDING:
     Basic                                                       6,104,050             6,094,670
                                                                ==========            ==========

     Diluted                                                     6,215,775             6,188,477
                                                                ==========            ==========

                          CNB Florida Bancshares, Inc.
                        Consolidated Statement of Income
                                   (Unaudited)

                                                                Three months ended December 31,
                                                                   2002                  2001
                                                                ----------            ----------
                                                                          (in thousands)
INTEREST INCOME
  Interest and fees on loans                                    $   10,256            $    9,706
  Interest on investment securities                                    496                   504
  Interest on federal funds sold and
    interest bearing deposits                                           64                    12
                                                                ----------            ----------

     Total interest income                                          10,816                10,222
                                                                ----------            ----------

INTEREST EXPENSE
  Interest on deposits                                               3,890                 4,313
  Interest on repurchase agreements and federal
    funds purchased                                                     33                    72
  Interest on other borrowings                                         166                   184
                                                                ----------            ----------

     Total interest expense                                          4,089                 4,569
                                                                ----------            ----------

NET INTEREST INCOME                                                  6,727                 5,653

  Provision for loan losses                                            750                   600
                                                                ----------            ----------
NET INTEREST INCOME AFTER LOAN
  LOSS PROVISION                                                     5,977                 5,053

NON-INTEREST INCOME                                                  1,848                 1,805
                                                                ----------            ----------

NON-INTEREST EXPENSE
  Salaries and employee benefits                                     2,741                 2,745
  Occupancy and equipment expense                                      889                   892
  Other operating expense                                            1,708                 1,881
                                                                ----------            ----------

     Total non-interest expense                                      5,338                 5,518
                                                                ----------            ----------

Income before income tax                                             2,487                 1,340

Provision for income tax                                               908                   476
                                                                ----------            ----------

NET INCOME                                                      $    1,579            $      864
                                                                ==========            ==========

EARNINGS PER SHARE:
     Basic                                                      $     0.26            $     0.14
                                                                ==========            ==========

     Diluted                                                    $     0.25            $     0.14
                                                                ==========            ==========

WEIGHTED AVERAGE SHARES
  OUTSTANDING:
     Basic                                                       6,114,976             6,088,789
                                                                ==========            ==========

     Diluted                                                     6,278,728             6,147,200
                                                                ==========            ==========

                          CNB Florida Bancshares, Inc.
                        Supplemental Financial Highlights
                                   (Unaudited)

                                                                      Year ended December 31,
                                                                   2002                  2001
                                                                ----------            ----------
Return on average assets                                              0.81%                 0.53%
Return on average shareholders' equity                               11.03%                 6.43%
Net interest yield                                                    4.24%                 4.15%
Non-interest income to average assets                                 0.95%                 1.01%
Non-interest expense to average assets                                3.19%                 3.57%
Efficiency ratio                                                     66.00%                75.08%
Basic earnings per share                                        $     0.88            $     0.48
Diluted earnings per share                                      $     0.87            $     0.48


                                                                Three months ended December 31,
                                                                   2002                  2001
                                                                ----------            ----------


Return on average assets                                              0.88%                 0.56%
Return on average shareholders' equity                               12.42%                 7.35%
Net interest yield                                                    4.06%                 4.08%
Non-interest income to average assets                                 1.03%                 1.17%
Non-interest expense to average assets                                2.96%                 3.58%
Efficiency ratio                                                     62.25%                73.99%
Basic earnings per share                                        $     0.26            $     0.14
Diluted earnings per share                                      $     0.25            $     0.14


                                                                For the three months ended,0

                                            December 31,       September 30,            June 30,       March 31,
                                               2002                2002                   2002           2002
                                            -----------         ----------            ----------      ----------


Return on average assets                          0.88%               0.86%                 0.83%           0.66%
Return on average
  shareholders' equity                           12.42%              11.89%                11.14%           8.48%
Net interest yield                                4.06%               4.30%                 4.37%           4.25%
Non-interest income to
  average assets                                  1.03%               0.91%                 0.94%           0.93%
Non-interest expense to
  average assets                                  2.96%               3.13%                 3.32%           3.40%
Efficiency ratio                                 62.25%              64.36%                67.14%          71.05%
Basic earnings per share                    $     0.26          $     0.24            $     0.22      $     0.16
Diluted earnings per share                  $     0.25          $     0.24            $     0.21      $     0.16
Non-performing assets                       $8,074,000          $4,889,000            $3,500,000      $2,974,000